Exhibit 99.1

KALA BIO Announces $10 Million Registered Direct Offering of Common Stock Priced At-The-Market Under Nasdaq Rules

ARLINGTON, Mass., Dec. 4, 2025 — KALA BIO, Inc. (NASDAQ:KALA) (“KALA” or the “Company”), today announced that it has entered into definitive agreements for the purchase of an aggregate of 10,000,000 shares of its common stock (or pre-funded warrants in lieu thereof), at a purchase price of $1.00 per share (or pre-funded warrant in lieu thereof) in a registered direct offering priced at-the-market under Nasdaq rules. The closing of the offering is expected to occur on or about December 5, 2025, subject to the satisfaction of customary closing conditions.

H.C. Wainwright & Co. is acting as the exclusive placement agent for the offering.

The aggregate gross proceeds to the Company from the offering are expected to be approximately $10 million, before deducting the placement agent fees and other offering expenses payable by the Company. The Company currently intends to use the net proceeds from the offering to repay certain of its indebtedness and for general corporate purposes.

The securities described above are being offered pursuant to a “shelf” registration statement (File No. 333-270263) filed with the Securities and Exchange Commission (“SEC”) on March 3, 2023 and declared effective on May 11, 2023. The offering is being made only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement. The prospectus supplement and the accompanying prospectus relating to the securities being offered will be filed with the SEC and be available at the SEC’s website at www.sec.gov. Electronic copies of the prospectus supplement and the accompanying prospectus relating to the securities being offered may also be obtained, when available, by contacting H.C. Wainwright & Co., LLC at 430 Park Avenue, 3rd Floor, New York, NY 10022, by telephone at (212) 856-5711 or e-mail at placements@hcwco.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

About KALA BIO, Inc.

KALA is a clinical-stage biopharmaceutical company dedicated to the research, development, and commercialization of innovative therapies for rare and severe diseases of the eye. KALA’s biologics-based investigational therapies utilize KALA’s proprietary mesenchymal stem cell secretome (MSC-S) platform. KALA’s lead product candidate, KPI-012, is a human MSC-S, which contains numerous human-derived biofactors, such as growth factors, protease inhibitors, matrix proteins, and neurotrophic factors. KPI-012 received Orphan Drug and Fast Track designations from the U.S. Food and Drug Administration for the treatment of persistent corneal epithelial defect (PCED), a rare disease of impaired corneal healing.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve substantial risks and uncertainties, including statements regarding the completion of the offering, the satisfaction of customary closing conditions related to the offering and the intended use of net proceeds from the offering. Any statements in this press release about KALA’s future expectations, plans and prospects, including but not limited to statements containing the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “likely,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would,” and similar expressions constitute forward-looking statements. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, any of which could cause KALA’s actual results to differ from those contained in the forward-looking statements, discussed in the “Risk Factors” section of KALA’s Annual Report on Form 10-K, most recent Quarterly Report on Form 10-Q and other filings KALA makes with the Securities and Exchange Commission. These forward-looking statements represent KALA’s views as of the date of this press release and should not be relied upon as representing KALA’s views as of any date subsequent to the date hereof. KALA does not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

KALA Contact

David Lazar
Chief Executive Officer and Chairman of the Board
david@activistinvestingllc.com